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                                                                      EXHIBIT 99

                             CAUTIONARY STATEMENTS

The statement contained in this Form 10-Q include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). When used in this Form 10-Q and in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases, presentations to securities analysts or investors, and in oral statements made by or with the approval of an executive officer of the Company, the words or phrases "believes," "anticipates," "intends," "will likely result," "estimates," "projects" or similar expressions are intended to identify such forward-looking statements. Any of these forward-looking statements involve risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.

The following discussion contains certain cautionary statements regarding the Company's business that investors and others should consider. This discussion is intended to take advantage of the "safe harbor" provisions of the PSLRA. In making these cautionary statements, the Company is not undertaking to address or update each factor in future filings or communications regarding the Company's business or results, and is not undertaking to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected the Company's past, as well as current, forward-looking statements about future results. The Company's actual results in the future may differ materially from those expressed in prior communications.

HEALTH CARE COSTS. The Company uses a large portion of its revenue to pay the costs of health care services or supplies delivered to its members. Total health care costs incurred by the Company are affected by the number of individual services rendered and the cost of each service. Much of the Company's premium revenue is priced before services are delivered and the related costs are incurred, usually on a prospective annual basis. Although the Company tries to base the premiums it charges in part on its estimate of future health care costs over the fixed premium period, competition, regulations and other circumstances may limit the Company's ability to fully base premiums on estimated costs. In addition, many factors may, and often do, cause actual health care costs to exceed what was estimated and reflected in premiums. These factors may include increased use of services, increased cost of individual services, catastrophes, epidemics, the introduction of new or costly treatments, general inflation, new mandated benefits or other regulatory changes, and insured population characteristics. In addition, the Company's earnings reported for any particular quarter include estimates of covered services incurred by the Company's enrollees during that period for which claims have not been received or processed. Because these are estimates, the Company's earnings may be adjusted later to reflect the actual costs.

In addition, the Company's operating results may be affected by seasonal changes in the level of health care use during the calendar year. Although there are no assurances, per member medical costs generally have been higher in the first half of each year than the second half.

INDUSTRY FACTORS. The managed care industry frequently receives significant amounts of negative publicity. This publicity has contributed to increased legislative activity, regulation and review of industry practices. These factors may adversely affect the Company's ability to market its products or services, may require the Company to change its products and services, and may increase the regulatory burdens under which the Company operates, further increasing the costs of doing business and adversely affecting profitability.

COMPETITION. In many of its geographic or product markets, the Company competes with a number of other entities, some of which may have certain characteristics or capabilities that give them an advantage in competing with the Company. The Company believes that barriers to entry in these markets are not

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substantial, so the addition of new competitors can occur relatively easily.
Certain Company customers may decide to perform functions or services provided by the Company for themselves, which would decrease Company revenues. Certain Company providers may decide to market products and services to Company customers in competition with the Company. In addition, significant merger and acquisition activity has occurred in the industry in which the Company operates as well as in industries that act as suppliers to the Company, such as the hospital, physician, pharmaceutical and medical device industries. This activity may create stronger competitors or result in higher health care costs. To the extent that there is strong competition or that competition intensifies in any market, the Company's ability to retain or increase customers or providers, or maintain or increase its revenue growth, its pricing flexibility, its control over medical cost trends and its marketing expenses may be adversely affected.

AARP CONTRACT. In early 1997, the Company finalized its contract arrangements with the American Association of Retired Persons ("AARP"). Under that long-term contract the Company provides Medicare supplemental and hospital indemnity health insurance products to AARP members. As a result of this agreement, the number of members served by the Company, the products offered and the services provided has significantly expanded. The success of the AARP arrangement will depend, in part, on the Company's ability to service these new members, develop additional products and services, price the products and services competitively, and respond effectively to federal and state regulatory changes.

GOVERNMENT PROGRAMS AND REGULATION. The Company's business is heavily regulated on federal, state and local levels. The laws and rules governing the Company's business and interpretations of those laws and rules are subject to frequent change. Broad latitude is given to the agencies administering those regulations. Existing or future laws and rules could force the Company to change how it does business, restrict the Company's revenue and enrollment growth, increase its health care and administrative costs and capital requirements, and increase its liability for medical malpractice or other actions. The Company must obtain and maintain regulatory approvals to market many of its products and services. Delays in obtaining or failure to obtain or maintain these approvals could adversely affect the Company's revenue or the number of its members, or could increase costs. A significant portion of the Company's revenues relates to federal, state and local government health care coverage programs. These types of programs, such as the federal Medicare program and the federal and state Medicaid programs, generally are subject to frequent change, including changes that reduce the number of persons enrolled or eligible, reduce the amount of reimbursement or payment levels, or may reduce or increase the Company's administrative or health care costs under such programs. Such changes have adversely affected the Company's results and willingness to participate in such programs in the past and may also do so in the future.

The Company also is subject to various governmental reviews, audits and investigations. Such oversight could result in the loss of licensure or the right to participate in certain programs, or the imposition of fines, penalties and other sanctions. In addition, disclosure of any adverse investigation or audit results or sanctions could damage the Company's reputation in various markets and make it more difficult for the Company to sell its products and services. The National Association of Insurance Commissioners (the "NAIC") has proposed rules that will require certain capitalization levels for health care coverage provided by insurance companies, HMOs and other risk-bearing health care entities. The requirements would take the form of risk-based capital rules. Currently, similar risk-based capital rules apply only to insurance companies. Depending on the nature and extent of any new minimum capitalization requirements ultimately adopted, there could be an increase in the capital required for certain of the Company's subsidiaries, and there may be some potential for disparate treatment of competing products. If the NAIC fails to act, some form of federal solvency regulation of companies providing Medicare-related benefit programs may be issued.

PROVIDER RELATIONS. One of the significant techniques the Company uses to manage health care costs and utilization and monitor the quality of care being delivered is contracting with physicians, hospitals and other providers. Because the Company's health plans are so geographically diverse and most of those

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health plans contract with a large number of providers, the Company currently believes its exposure to provider relations issues is limited. In any particular market, however, providers could refuse to contract, demand higher payments, or take other actions that could result in higher health care costs, less desirable products for customers and members, or difficulty meeting regulatory or accreditation requirements. In some markets, certain providers, particularly hospitals, physician/hospital organizations or multi-specialty physician groups, may have significant market positions or near monopolies. In addition, physician or practice management companies, which aggregate physician practices for administrative efficiency and marketing leverage, continue to expand. These providers may compete directly with the Company. If these providers refuse to contract with the Company, use their market position to negotiate favorable contracts, or place the Company at a competitive disadvantage, those activities could adversely affect the Company's ability to market products or to be profitable in those areas.

LITIGATION AND INSURANCE. The Company may be a party to a variety of legal actions that affect any business, such as employment and employment discrimination-related suits, employee benefit claims, breach of contract actions, tort claims and shareholder suits, including securities fraud and intellectual property related litigation. In addition, because of the nature of its business, the Company is subject to a variety of legal actions relating to its business operations. These could include claims relating to the denial of health care benefits; medical malpractice actions; provider disputes over compensation and termination of provider contracts; disputes related to self-funded business, including actions alleging claim administration errors and the failure to disclose network rate discounts and other fee and rebate arrangements; disputes over copayment calculations; and claims relating to customer audits and contract performance. Recent court decisions and legislative activity may increase the Company's exposure for any of these types of claims. In some cases, substantial non-economic or punitive damages may be sought. The Company currently has insurance coverage for some of these potential liabilities. Other potential liabilities may not be covered by insurance, insurers may dispute coverage, or the amount of insurance may not cover the damages awarded. In addition, certain types of damages, such as punitive damages, may not be covered by insurance, and insurance coverage for all or certain forms of liability may become unavailable or prohibitively expensive in the future.

INFORMATION SYSTEMS. The Company's business depends significantly on effective information systems, and the Company has many different information systems for its various businesses. The Company's information systems require an ongoing commitment of resources to maintain and enhance existing systems and develop new systems in order to keep pace with continuing changes in information processing technology, evolving industry standards, and changing customer preferences. As a result of the Company's acquisition activities, the Company is reducing the number of systems and upgrading and expanding its information systems capabilities. Failure to maintain effective and efficient information systems could cause loss of existing customers, difficulty in attracting new customers, customer and provider disputes, regulatory problems, increases in administrative expenses or other adverse consequences. In addition, the Company may from time to time obtain significant portions of its systems-related or other services or facilities from independent third parties, which may make the Company's operations vulnerable to such third parties' failure to perform adequately.

THE YEAR 2000. The Company is in the process of modifying its computer systems to accommodate the Year 2000. The Company currently expects to complete this modification enough in advance of the Year 2000 to avoid adverse impacts on its operations. The Company is expensing the costs incurred to make these modifications. If the Company is unable to complete its Year 2000 modifications in a timely manner or other companies with which the Company does business fail to complete their Year 2000 modifications in a timely manner, such non-compliance could adversely affect the Company's operations.

ADMINISTRATION AND MANAGEMENT. Efficient and cost-effective administration of the Company's operations is essential to the Company's profitability and competitive positioning. While the Company attempts to effectively manage such expenses, staff-related and other administrative expenses may rise from time to

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time due to business or product start-ups or expansions, growth or changes in business, acquisitions, regulatory requirements or other reasons. These expense increases are not clearly predictable and may adversely affect results. The Company believes it currently has an experienced, capable management and technical staff. The market for management and technical personnel, including information systems professionals, in the health care industry is very competitive. Loss of certain managers or a number of such managers could adversely affect the Company's ability to administer and manage its business.

MARKETING. The Company markets its products and services through both employed salespeople and independent sales agents. Although the Company has many sales employees and agents, the departure of certain key sales employees or agents or a large subset of such individuals could impair the Company's ability to retain existing customers and members. In addition, certain of the Company's customers or potential customers consider rating, accreditation or certification of the Company by various private or governmental bodies or rating agencies necessary or important. Certain of the Company's health plans or other business units may not have obtained or may not desire or be able to obtain or maintain such accreditation or certification, which could adversely affect the Company's ability to obtain or retain business with these customers.

ACQUISITIONS. The Company has made several large acquisitions in recent years and has an active ongoing acquisition program. These acquisitions may entail certain risks and uncertainties and may affect ongoing business operations because of unknown liabilities, unforeseen administrative needs or increased efforts to integrate the acquired operations. Failure to identify liabilities, anticipate additional administrative needs or effectively integrate acquired operations could result in reduced revenues, increased administrative and other costs, or customer confusion or dissatisfaction.

DATA AND PROPRIETARY INFORMATION. Many of the products that are part of the Company's knowledge and information-related business depend significantly on the integrity of the data on which they are based. If the information contained in the Company's databases were found or perceived to be inaccurate, or if such information were generally perceived to be unreliable, commercial acceptance of the Company's database-related products would be adversely and materially affected. Furthermore, the use by the Company's knowledge and information-related business of patient data is regulated at federal, state and local levels. These laws and rules are changed frequently by legislation or administrative interpretation. These restrictions could adversely affect revenues from these products and, more generally, affect the Company's business, financial condition and results of operations.

The success of the Company's knowledge and information-related business also depends significantly on its ability to maintain proprietary rights to its products. The Company relies on its agreements with customers, confidentiality agreements with employees, trade secrets, copyrights and patents to protect its proprietary rights. The Company cannot assure that these legal protections and precautions will prevent misappropriation of the Company's proprietary information. In addition, substantial litigation regarding intellectual property rights exists in the software industry, and the Company expects software products to be increasingly subject to third-party infringement claims as the number of products and competitors in this industry segment grows. Such litigation could have an adverse effect on the ability of the Company's knowledge and information-related business to market and sell its products and on the Company's business, financial condition and results of operations.

STOCK MARKET. The market prices of the securities of the Company and certain of the publicly held companies in the industry in which the Company operates have shown volatility and sensitivity in response to many factors, including general market trends, public communications regarding managed care, legislative or regulatory actions, health care cost trends, pricing trends, competition, earnings or membership reports of particular industry participants, and acquisition activity. The Company cannot assure the level or stability of the Company's share price at any time, or the impact the foregoing or any other factors may have on the share price.

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